Exhibit 99.1

Release Date: June 26, 2014

Contact:	Jenniffer Collins

IGI Laboratories, Inc.

(856)697-1441

www.igilabs.com

IGI LABORATORIES ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

Buena, NJ – (PRNewswire) – IGI Laboratories, Inc. (NYSE MKT: IG; IGI or the Company), today announced that it is offering shares of the Company’s common stock in an underwritten public offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Roth Capital Partners and Oppenheimer & Co. are acting as joint book-running managers for the proposed offering.

The Company intends to use the net proceeds from this offering for general corporate purposes, including, without limitation, research and development, general and administrative, manufacturing and marketing expenses, and potential not yet identified acquisitions of companies, products, ANDAs, technologies and assets that complement the Company’s business.

The shares described above are being offered pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. The final terms of the offering will be disclosed in a final prospectus supplement filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained by sending a request to Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California 92660, (800) 678-9147 or to Oppenheimer & Co. Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8563, or by email at EquityProspectus@opco.com.

About IGI Laboratories, Inc.

IGI Laboratories is a generic topical pharmaceutical company. We develop and manufacture topical formulations for the pharmaceutical, OTC, and cosmetic markets. Our mission is to be a leading player in the generic topical prescription drug market.

Forward-Looking Statements

This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as "plan," "believe," "continue", "should" or words

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of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI Laboratories, Inc.'s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.